UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 13, 2009

LIMELIGHT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 W. 14th Street

Tempe AZ 85281

(Address of principal executive offices, including zip code)

(602) 850-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 13, 2009, the Compensation Committee of the Board of Directors of Limelight Networks, Inc. approved the Master Executive and Management Bonus Plan which sets forth criteria for determination of executive and management target awards and certain other information, the full text of which is furnished herewith as Exhibit 99.1.

On May 13, 2009, the Compensation Committee of the Board of Directors of Limelight Networks, Inc. approved the targeted annual cash bonuses for executive officers with respect to services performed in fiscal year 2009 (which bonuses would be paid in 2010) under the Master Executive and Management Bonus Plan as follows:

Executive Officer	2009 Bonus Target
Jeffrey W. Lunsford President, Chief Executive Officer and Chairman	$275,000
Nathan F. Raciborski Co-Founder, Chief Technical Officer and Director	$110,000
Michael M. Gordon Co-Founder and Chief Strategy Officer	$110,000
Douglas S. Lindroth Senior Vice-President, Chief Financial Officer and Treasurer	$100,000
David M. Hatfield Senior Vice President of Worldwide Sales, Marketing and Services	$200,000
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary	$87,500

The Compensation Committee of the Board of Directors of Limelight Networks, Inc. also approved that executive officer cash bonuses in connection with these targeted annual cash bonuses will be based upon the meeting of specified corporate performance goals, with 50% of the bonus target being based on revenue goals and 50% of the bonus target being based on other operating metrics.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Limelight Networks, Inc. Master Executive and Management Bonus Plan (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary

Date: May 19, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Limelight Networks, Inc. Master Executive and Management Bonus Plan (furnished herewith).